                          NORTHROP GRUMMAN CORPORATION
                             a Delaware corporation
                                (Holding Company)

                      NORTHROP GRUMMAN SYSTEMS CORPORATION
                             a Delaware corporation
  (a wholly owned subsidiary of Northrop Grumman Corporation Operating Company)

                        SUBSIDIARIES OF OPERATING COMPANY

Address for all subsidiaries (unless otherwise noted) is:

                        c/o NORTHROP GRUMMAN CORPORATION
                        Office of the Corporate Secretary
                             1840 Century Park East
                          Los Angeles, California 90067



1.     Allied Holdings, Inc. - DE

       -      Allied Transportation Products, Inc. - DE

       -      Grumman Credit Corporation - DE

2.     California Microwave, Inc. - DE

3.     Comptek Research, Inc. - NY

       -      Telemus, Inc. - Ontario, Canada

       -      Advanced Systems Development, Inc. - NY

       -      Amherst Systems, Inc. - NY

       -      Logicon Comptek, Inc. - NY
              (formerly Comptek Federal Systems, Inc.)

       -      Northrop Grumman PRB Systems, Inc. - MD
              (formerly Comptek PRB Associates, Inc.)

              o   SimWright, Inc. - FL

       -      Comptek Research International Corp. - NY

       -      Comptek Research, Ltd. - Virgin Islands

       -      Comptek Technical Services, Inc. - DE

       -      Comptek Telecommunications, Inc. - NY

       -      Industrial Systems Service, Inc. - PA

4.     Data Procurement Corporation, Inc. - MD (merged into Logicon, Inc.
       12/29/00)

5.     Logicon FDC, Inc. - DE
       (formerly Federal Data Corporation)

       -      Doxsys, Inc. - DE

       -      R.O.W. Sciences, Inc. - DE

       -      FDCT Corp. - DE

              o   FDC Technologies, Inc. - DE

              o   NYMA, Inc. - MD

              o   Sylvest Management Systems, Inc. - DE

       -      Technical and Management Assistance, Inc. - NJ

       -      Ardel Inc. (formerly VAD International)

6.     Grumman International, Inc. - NY

7.     Northrop Grumman Ohio Corporation - DE
       (formerly Grumman Ohio Corporation)

8.     IRAN - Northrop Grumman Programs Service Company - DE

9.     Logicon Commercial Information Services Inc. - MD

10.    Logicon, Inc. - DE

       - International Research Institute, Inc. - VA (merged into Logicon, Inc. 12/29/00)

              o   Logicon Europe, Ltd. - UK
                     address: Alpha House
                              Chilworth Research Centre
                              Southhampton S016 7NS
                              United Kingdom

       -      Logicon Technical Services, Inc. - CA

11.    Logicon International, Inc. - FL

12.    Mocit, Inc. - DE

13.    NGC Denmark ApS - Denmark
       address:   Midtermolen 7
                  P.O. Box 2585
                  DK 2100 Copenhagen O
                  Denmark

       -      Park AirSystems AS - Norway
              address:     Enebakkvien 150
                           P.O. Box 50 Manglerud
                           0612 Oslo
                           NORWAY

       -      Northrop Grumman Automated Systems Belgium NV - Belgium
                  (owned 99% by NGC Denmark ApS; 1% by Northrop Grumman Overseas Corporation)
              address:     Businesspark 19
                           Battelsesteenweg 455B
                           2800 Mechelen
                           Belgium

14.    Northrop Grumman Aviation, Inc. - DE

15.    Northrop Grumman - Canada, Ltd. - Ontario, Canada
       address:   c/o Gowling, Strathy & Henderson
                  120 King Street West, Suite 600
                  Hamilton, Ontario L8P 4V2

16.    Northrop Grumman Electronic Systems International Company - DE

17.    Northrop Grumman Electronic Systems International Company (UK) - DE

18.    Northrop Grumman Electronic Systems Integration International, Inc. - CA

       -      Northrop Electronic Systems Integration Limited - UK
              address:     Senator House
                           85 Queen Victoria Street
                           London EC4V 4IL

19.    Northrop Grumman Field Support Services, Inc. - DE

20.    Northrop Grumman Foreign Sales Corporation - Barbados
       address:   c/o Chase Trade, Inc.
                  Stevmar House, Suite 2
                  Rockley, Christ Church
                  Barbados

21.    Northrop Grumman International, Inc. - DE

       -      Northrop Grumman Singapore Private Limited - Singapore
              address:     250 North Bridge Road #15-04
                           Raffles City Tower
                           Singapore 179101

22.    Northrop Grumman International Services Company, Inc. - DE

23.    Northrop Grumman ISA International, Inc. - DE

24.    Northrop Grumman Overseas Holdings, Inc. - DE

       -      Northrop Grumman Electronic Sensors and Systems International,
              Inc. - DE

              o   Wescan Europe Ltd. (Ireland) - Ireland
                  address: 3 Burlington Road
                           Dublin 4, Ireland

       -      Northrop Grumman Electronicos, Inc. - DE

       -      Northrop Grumman Overseas Holdings (U.K.), Ltd. - UK
                  address: c/o Baker & McKenzie
                           100 New Bridge Street
                           London EC4V 6JA
                           United Kingdom

              o   Park Air Electronics Ltd. (UK) - UK
                  address: Northfields
                           Market Deeping
                           Peterborough
                           PE6 8LG
                           England

              o   Remotec, UK - UK

25.    Northrop Grumman Overseas Service Corporation - DE

26.    Northrop Grumman Space Operations, L.P. - DE

27.    Northrop Grumman Tactical Systems, LLC - DE

28.    Northrop Grumman Technical Services Corporation - DE

29.    Northrop Grumman Technical Services, Inc. - OK

30.    Northrop International Aircraft, Inc. - CA

31.    Park Air Electronics, Inc. - DE

32.    Perceptics Corporation - TN

33.    Remotec, Inc. - TN

         96% owned by NGC
         4% owned by Toyo Engineering Corporation (Japan)

34.    Sterling Software (U.S.) Inc.

35.    Xetron Corporation - OH

36.    Newport News Shipbuilding Inc. - DE

37.    NNS Delaware Management Company - DE

38.    Newport News Shipbuilding and Dry Dock Company - VA

39.    Continental Maritime of San Diego, Inc. - CA

40.    Naptheon Inc. - DE

41. The following are the wholly or partially owned foreign subsidiaries of Litton Industries, Inc.

135363 Canada, Inc.                                          9055-1599 Quebec, Inc.
25 City View Drive                                           30 Aeroport Street
Toronto, Ontario Canada  M9W 5A7                             Bromont, Quebec Canada  JOE 1LO

C. Plath GmbH, Mautische-Elektronische                       Gulf Industrial Marine Company
Tehnik                                                       Salhiah-Sahab Tower, 17th Floor
Gotenstrasse 18                                              PO Box 830
D-2000 Hamburg 1                                             Safat, Kuwait  13009
West Germany

L.E.F. Litton Elektrotechnische Fabrik GmbH                  LITEF GmbH
Hinterdorfstrasse 16                                         Loerracher Strasse 18
D-79367 Weisweil, Germany                                    Postfach 774
                                                             Friburg, Germany  79007

Litton Components (M) Sdn. Bhd.                              Litton Components Private Limited
Room 7, 13th Floor                                           500 Chai Chee Lane
Kompleks Tun Abdul Razak                                     469024  Singapore
Jalan Wong Ah Fook
Johor Bahro, Jahor 80000   Malaysia

Litton do Brasil Ltd.                                        Litton Electronics (Suzhou) Co., Ltd.
Avenida Tegula, 888                                          Block C #02-01/08, No. 5
Ponte Alta, Blocco 4, CEP12940-000                           Xing Ham Street
Atibaia, Sao Paulo Brasil                                    Suzhou Industrial Park, China 215021 China

Litton Finance Europe B.V.                                   Litton FSC, Inc.
Griendstraat 10                                              Griendstraat 10
NL-2921LA                                                    Van Utrectweg 25
Krimpen, Holland                                             Krimpen a/d Yssel NL-2921 LA The Netherlands

Litton Holdings GmbH                                         Litton International S.A
P.O. Box 774, D- 79007                                       Gubelstrasse 28
Freiburg, Germany                                            CH-8050 Zurich


LITTON ITALIA S.p.A.                                         Litton Marine Systems (S) PTE LTD
Via Pontina km 27.800                                        Blk 203B, Henderson Road
I-00040 Ponzenia (Rome) Italy                                #02-08, Henderson Industrial Park
                                                             Singapore 15948


Litton Marine Systems Asia Inc.                              Litton Marine Systems B.V.
Romco Bldg.                                                  James Wattkeg 22
16-5, Misuji 1-Chrome                                        3133 KK
Taito Ku                                                     Vlaardingen, Holland THE NETHERLANDS
Tokyo, Japan 111-0055

Litton Marine Systems GmbH & Co. Kg                          Litton Marine Systems Limited
Stuckenstrasse 1-3                                           BP Collins & Co.
D-22081 Hamburg                                              Collins House
GERMANY                                                      32-38 Station Road
                                                             Gerrards Crossing
                                                             Bucks SL9 8EL England

Litton Marine Systems S.A.R.L.                               Litton Precision Products International, Inc.
Sokolow, Dunaud, Mercadiers & Carreras                       100 New Wood Road
100 Boulevard Malesherbes                                    Watertown, CT 06795-3347  Switzerland
75017 Paris, France

Litton Precision Products S.p.A.                             Litton Saudi Arabia Limited
Viale Fulvio Testi 126                                       P.O. Box 7949
I-20092 Cinisello Balsamo                                    Jeddah 21472  Saudi Arabia
Milan  Italy

Litton Systems Canada Limited                                Litton Systems GmbH
25 City View Drive                                           Postfach 774
Toronto, Ontario M9W 5A7  Canada                             79007 Freiburg   Germany

Litton Technology Corporation Ltd.                           Litton U.K. Limited
P.O. Box 309, Ugland House                                   118 Burlington Road
South Church Street, George Town                             New Malden
Grand Cayman, Cayman Islands British                         Surrey KT3 4NR  England
West Indies

Litton Winchester Retconn (M) Sdn. Bhd.                      Litton-Westrex Company, Japan
462, Block-J, MK12, Jalan Permatang                          Hibiya Park Building
Damar Laut                                                   8-1, 1-Chome
Penang 11960  Malaysia                                       Switzerland Yurakucho, Chiyoda-ku
                                                             Tokyo 101-0054  Japan

New Britain Do Brasil Industria E                            Sperry Marine A/S ( Denmark)
Comercio Ltd.                                                Kromann & Munter
Avenida Paulista, 1159                                       14 Rodhuspladsen
Suite 1516                                                   1550 Copenhagen, Denmark
Sao Paulo, Brasil

Sperry Marine Belgium N.V.                                   Tarutin Kester Co., Ltd.
J. English Straat 54                                         2-20-11, Yokokawa 2-Chome
B-2140 Borgerhout                                            Sumida-ku
Belgium                                                      Tokyo 130  Japan
B-1200 Brussels, Belgium

TEC Electrical Components Group Limited                      TEC Electrical Components Limited
4-5 Progress Way                                             4-5 Progress Way
Enfield, Middlesex                                           Enfield, Middlesex
U.K.                                                         U.K.

Technologie Estrie Inc.                                      Teldix GmbH
30 Aeroport Street                                           Grenzhoefer Weg 36
Bromont, Quebec                                              69123 Heidelberg, Germany
Canada JOE 1LO                                               Postfach 10 56 08
                                                             D-69046 Heidelberg, Germany

VEAM Elektro-Anschlusstechnik GmbH                           VEAM S.r.L.
P.O. Box 1304                                                Via Statuto 2
D-Filderstadt                                                20020 Arese
Stuttgart,  Germany                                          Milan,  Italy

The following are the wholly and partially-owned U.S. subsidiaries of Litton Industries, Inc.


Advanced Information Systems                                 Avondale Enterprises, Inc.
1500 PRC Drive                                               5100 River Road
McLean, VA 22102                                             Avondale,  LA  70094

Avondale Gulfport Marine, Inc.                               Avondale Industries of New York, Inc.
13303 Industrial Seaway Road                                 5100 River Road
Gulfport, MS  39503                                          Avondale, LA  70094

Avondale Industries, Inc.                                    Avondale Land Management Company
5100 River Road                                              5100 River Road
Avondale, LA 70094                                           Avondale, LA  70094

Avondale Properties, Inc.                                    Avondale Services Corporation
5100 River Road                                              5100 River Road
Avondale, LA  70094                                          Avondale, LA  70094

Avondale Technical Services                                  Avondale Transportation Company, Inc.
5100 River Road                                              5100 River Road
Avondale, LA  70094                                          Avondale, LA  70094

Business Equipment, Inc.                                     Crawford Technical Services, Inc.
21240 Burbank Boulevard                                      5100 River Road
Woodland Hills, CA  91367-6675                               Avondale, LA  70094

Cresticon, Inc.                                              Erie Marine, Inc.
21240 Burbank Blvd.                                          P.O. Box 6241
Woodland Hills, CA  91367-6675                               Erie, PA  16512

Genco Industries of Lufkin, Inc.                             Genco Industries
5100 River Road                                              5100 River Road
Avondale, LA  70094                                          Avondale, LA  70094

Ingalls Industrial Products Corporation                      Ingalls International Shipbuilding Corporation
P.O. Box 149                                                 1000 Litton Access Road
Pascagoula, MS  39568                                        P.O. Box 149
                                                             Pascagoula, MS  39568-0149

Ingalls Shipbuilding, Inc.                                   Kentron Pakistan, Inc.
1000 Litton Access Road                                      1500 PRC Drive
Pascagoula, MS  39568-0149                                   McLean, VA  22102

Litton Advanced Systems, Inc.                                Litton Emerge, Inc.
5115 Calvert Road                                            55 Walkers Brook Drive
College Park, MD  20740                                      Reading, MA  01867-3297

Litton Enterprise Solutions, Inc.                            Litton Industries, Inc.
5490 Canoga Ave.                                             21240 Burbank Blvd.
Woodland Hills, CA  91367-6619                               Woodland Hills, CA  91367-6675

Litton Integrated Systems Corporation                        Litton International Development Corp.
21240 Burbank Blvd.                                          29851 West Agoura Road
Woodland Hills, CA  91367-6675                               Agoura Hills, CA  91301-0500

Litton Marine Systems, Inc.                                  Litton Oversea Enterprise Corporation
1070 Seminole Trail                                          21240 Burbank Blvd
Charlottesville, VA  22901-2891                              Woodland Hills, CA  91367-6675

Litton Pacific Systems Limited                               Litton Ship Systems Full Service Center, Inc.
21240 Burbank Blvd.                                          1000 Litton Access Road
Woodland Hills, CA  91367-6675                               Pascagoula, MS  39568

Litton Systems International, Inc.                           Litton Systems Worldwide, Inc.
21240 Burbank Blvd.                                          5500 Canoga Avenue
Woodland Hills, CA  91367-6675                               Woodland Hills, CA  91367-6698

Litton Systems Inc.                                          Litton Worldwide Services, Inc.
21240 Burbank Blvd.                                          21050 Burbank Blvd.
Woodland Hills, CA  91367-6675                               Woodland Hills, CA  91367-6675

M&D Steel Fabrication, Inc.                                  Openware, Inc.
5100 River Road                                              1500 PRC Drive
Avondale, Louisiana  70094                                   McLean, VA  22102

Planning Research Corporation                                PRC Commercial Systems, Inc.
International, Ltd.                                          1500 PRC Drive
1500 PRC Drive                                               McLean, VA  22102
McLean, VA 22102

PRC Engineering Systems, Inc.                                PRC, Inc.
1500 PRC Drive                                               1500 PRC Drive
McLean, VA  22102                                            McLean, VA  22102

PRC Public Sector, Inc.                                      PRC Service Center Organization
1500 PRC Drive                                               1500 PRC Drive
McLean, VA  22102                                            McLean, VA  22102

PRC Standard Systems Organization                            PRC Technology Services 1 of Virginia, Inc.
12005 Sunrise Valley Drive                                   1500 PRC Drive
Reston, VA  20191-3423                                       McLean, VA  22102

PRC Technology Services 2, Inc.                              PRCA, L.L.C.
1500 PRC Drive                                               1500 PRC Drive
McLean, VA  22102                                            McLean, VA  22102

Sol-Tex Mineral Company, Inc.                                TASC Acquisition Corporation
21240 Burbank Blvd.                                          21240 Burbank Blvd.
Woodland Hills, CA  91367-6675                               Woodland Hills, CA  91367-6675

TASC Services Corporation                                    TASC, Inc.
55 Walkers Brook Drive                                       4801 Stonecroft Blvd.
Reading, MS  01867-3297                                      Chantilly, VA  20151-3822

Technical Systems, Inc.                                      Westrex Company, Asia
21240 Burbank Blvd.                                          21240 Burbank Blvd.
Woodland Hills, CA  91367-6675                               Woodland Hills, CA  91367-6675

Westrex Company, Italy                                       Sperry Marine FSC, Inc.
Litton Industries, Inc.                                      ABN AMRO Trust Company (Virgin Islands) Inc.
21240 Burbank Blvd.                                          Guardian Building
Woodland Hills, CA  91367-6675                               Havensight, 2nd Floor
                                                             St. Thomas, Virgin Islands 00801